UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

AMENDMENT NO. 1
TO
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 12, 2007

GENCO SHIPPING & TRADING LIMITED
(Exact Name of Registrant as Specified in Charter)

Republic of the Marshall Islands	000-28506	98-043-9758
(State or Other Jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

299 Park Avenue
20th Floor	10171
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (646) 443-8550

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Current Report on Form 8-K/A is being filed to correct certain incorrect figures inadvertently inserted in the break-even level and drydocking schedule tables in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission as of December 12, 2007.  A reference to the Genco Beauty in the footnote to the drydocking schedule table is also corrected to refer to the Genco Charger.

Item 8.01	Other Events.

The Company disclosed the following information with regard to its estimated break-even levels for the fourth quarter of 2007(1):

Daily Expenses by Category	Free Cash Flow(2)	Net Income
Direct Vessel Operating(3)	$ 4,200	$ 4,200
General & Administrative(4)	1,328	1,538
Management Fees(5)	240	240
Dry Docking (6)	403	-
Interest Expense (7)	4,188	4,263
Depreciation(8)	-	5,503
Daily Break-Even(9)	$ 10,359	$ 15,745

(1) Calculation accounts for the completion of the acquisition of the six vessels from Evalend, the delivery of the Genco Titus on November 15, 2007 and the sale of the Genco Commander on December 3, 2007. Breakeven levels are based on an average number of vessels of 23.33 vessels for Q4 2007.

(2) Free Cash Flow is defined as net income plus depreciation less capital expenditures, primarily vessel dry dockings and other non- cash items, namely restricted stock compensation and deferred financing charges.

(3) Direct Vessel Operating Expenses is based on management’s estimates and budgets submitted by our technical managers. We believe DVOE are best measured for comparative purposes over a 12-month period. Included in the Q4 2007 direct vessel operating expense budget is $360,000 of pre-operating costs related to the delivery of the vessels within the Evalend acquisitions, as well as higher rates related to the operation of the 4 capesize vessels we have taken delivery of as part of the Metrostar acquisition.  The Company expects an increase in its 2008 budget to reflect the anticipated increased cost for crewing and lubes.

(4) General & Administrative amounts are based on a budget and may vary, including as a result of actual incentive compensation.

(5) Management Fees are based on the contracted monthly rate per vessel for the technical management of our fleet.

(6) Dry Docking represents the budgeted dry docking expenditures for Q4 2007.

(7) Interest Expense is based on our debt level as of September 30, 2007 of $715.5 million outstanding plus $106.25 million for the delivery of the Genco Titus on November 15, 2007, plus $302.4 million for the delivery of the six new vessels from Evalend, the repayment of $43.0 million related to the sale of the Genco Commander on December 3, 2007, unused commitment fees, and amortization of deferred financing costs. Of the outstanding amount, $331.2 million is calculated on our weighted average fixed swap rate of approximately 4.85% plus 0.85% margin and the remainder is calculated based on an assumed LIBOR rate of 5.35% plus 0.85% margin.

(8) Depreciation is based on the acquisition value of the current fleet, including the three vessels to be acquired and amortization of dry docking costs.

(9) The amounts shown will vary based on actual results.

The Company also disclosed the following information with respect to its estimated drydocking schedule for the fourth quarter of 2007 and for 2008:

Vessel Name	Next DD Month	Proposed Budget(1)	Offhire(1)
Genco Surprise	November 2007	$865,000	19.2

Genco Challenger	March 2008	$450,000	20
Genco Charger	June 2008	$20,000	5
Genco Beauty	July 2008	$700,000	20
Genco Sugar	July 2008	$650,000	20
Genco Progress	September 2008	$650,000	20
Genco Pioneer	September 2008	$650,000	20
Genco Acheron	December 2008	$750,000	20
Total 2008 Budget		$3,870,000	125

(1) The costs reflected are estimates based on drydocking our vessels in China. We estimate that each drydock will result in 20 days of off-hire except for the Genco Charger, which is expected to complete its intermediate survey in 5 days during 2008. Actual costs will vary based on various factors, including where the drydockings are actually performed. We expect to fund these costs with cash from operations.

The foregoing information is also available on the Company’s website at www.gencoshipping.com.

“Safe Harbor” Statement Under the Private Securities Litigation Reform Act of 1995

This report contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward looking statements are based on management’s current expectations and observations. Included among the factors that, in our view, could cause actual results to differ materially from the forward looking statements contained in this presentation are the following: (i) changes in demand or rates in the drybulk shipping industry; (ii) changes in the supply of or demand for drybulk products, generally or in particular regions; (iii) changes in the supply of drybulk carriers including newbuilding of vessels or lower than anticipated scrapping of older vessels; (iv) changes in rules and regulations applicable to the cargo industry, including, without limitation, legislation adopted by international organizations or by individual countries and actions taken by regulatory authorities; (v) increases in costs and expenses including but not limited to: crew wages, insurance, provisions, repairs, maintenance and general and administrative expenses; (vi) the adequacy of our insurance arrangements; (vii) changes in general domestic and international political conditions; (viii) changes in the condition of the Company’s vessels or applicable maintenance or regulatory standards (which may affect, among other things, our anticipated drydocking or maintenance and repair costs) and unanticipated drydock expenditures; (ix) the number of offhire days needed to complete repairs on vessels and the timing and amount of any reimbursement by our insurance carriers for insurance claims including offhire days; (x) the Company’s acquisition or disposition of vessels; (xi) the fulfillment of the closing conditions under the Company's agreement to acquire the remaining six Metrostar drybulk vessels; (xii) the fulfillment of the closing conditions under the Company's agreement to sell the Genco Trader; (xiii) the fulfillment of the closing conditions under the Company's agreements to acquire the six Evalend drybulk vessels, and other factors listed from time to time in our public filings with the Securities and Exchange Commission including, without limitation, the Company’s Annual Reports on Form 10-K for the year ended December 31, 2006 and its reports on Form 8-K and 10-Q. Our ability to pay dividends in any period will depend upon factors including the limitations under our loan agreements, applicable provisions of Marshall Islands law and the final determination by the Board of Directors each quarter after its review of our financial performance. The timing and amount of dividends, if any, could also be affected by factors affecting cash flows, results of operations, required capital expenditures, or reserves. As a result, the amount of dividends actually paid may vary.

The information set forth under this Item 8.01 shall not be deemed “filed” for purposes of Section 18 of the Securities Act of 1934, as amended, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Genco Shipping & Trading Limited has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENCO SHIPPING & TRADING LIMITED

DATE: December 12, 2007

/s/ John C. Wobensmith
John C. Wobensmith
Chief Financial Officer, Secretary and Treasurer
(Principal Financial and Accounting Officer)